            SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

     THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Amendment") is made and entered into as of the 13th day of May, 1998, between NATIONSBANK, N.A. (hereinafter referred to as the "Lender"), and INTERNATIONAL COMFORT PRODUCTS CORPORATION (USA) (hereinafter referred to as the "Borrower").

                           W I T N E S S E T H

     WHEREAS, the Borrower and the Lender entered into that certain Loan and Security Agreement, dated as of July 18, 1997 (as amended, restated or modified from time to time, the "Loan Agreement"), pursuant to which the Lender agrees to extend certain Revolving Credit Loans to the Borrower, subject to the terms and conditions of the Loan Agreement; and

     WHEREAS, the Borrower and the Lender desire to amend certain provisions of the Loan Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Loan Agreement.

     2.   The Loan Agreement is hereby amended as follows:

     (a) Delete the definitions of "Indenture Trustee" and "Tangible Net Worth" in SECTION 1.1 and replace them with the following:

     "INDENTURE TRUSTEE" means United States Trust Company of New York, a New

     York bank, in its capacity as trustee under the Senior Notes Indenture, and its successors and assigns.

     "TANGIBLE NET WORTH" means, as applied to any Person, the Net Worth of such Person at the time in question, after deducting therefrom all accounts receivable and other obligations due from Affiliates and the amount of all intangible items reflected therein, including all unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, goodwill, Intellectual Property, unamortized excess cost of investment in


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     Subsidiaries over equity at dates of acquisition, and all similar items which should property be treated as intangibles in accordance with GAAP.

     (b)   Add the following new definitions to SECTION 1.1:

     "ISSUER" means International Comfort Products Holdings, Inc., a Delaware

     corporation, and its successors and assigns.

     "RESTRICTED DISTRIBUTION" by any Person means (a) its retirement, redemption, purchase, or other acquisition for value of any capital stock or other equity securities or partnership interests issued by such

    Person, (b) the declaration or payment of any dividend or distribution on or with respect to any such securities or partnership interests, (c)
     any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities or partnership interests, and (d) any other payment by such Person in respect of such securities or partnership interests.

     "RESTRICTED PAYMENT" means the payment by any Person of the principal amount of or interest on any Subordinated Indebtedness or any Indebtedness (other than trade debt) owing to an Affiliate of such Person.

     "SECOND AMENDMENT EFFECTIVE DATE" means the date on which all of the conditions precedent to the Second Amendment to Loan and Security Agreement between the Borrower and the Lender are satisfied (or waived by the Lender).

     (c) Delete the definitions of "Senior Secured Notes", "Senior Secured Notes Documents" and "Senior Senior Secured Indenture" in SECTION 1.1 and replace them with the following:

     "SENIOR NOTES" means the Senior Notes due 2008 issued by the Issuer pursuant to the Senior Notes Indenture in the original principal amount of $150,000,000 and in a maximum principal amount of $225,000,000.

     "SENIOR NOTES DOCUMENTS" means the Senior Notes Indenture and the other documents executed in connection therewith.

     "SENIOR NOTES INDENTURE" means the Indenture, dated on or about the Second Amendment Effective Date, between the Issuer and the Indenture Trustee, pursuant to which the Issuer issues the Senior Notes.

     (d) Delete each reference in the Loan Agreement to "Senior Secured Notes", "Senior Secured Notes Documents" and "Senior Secured Notes Indenture", respectively, and replace it with "Senior Notes", "Senior Notes Documents" and "Senior Notes Indenture", respectively.

     (e) Delete ARTICLE 10 of the Loan Agreement and replace it with the following:


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                       ARTICLE 10 - NEGATIVE COVENANTS

     Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner set forth in SECTION 12.11, the Borrower will not (and the Borrower will not permit any of its Subsidiaries to) directly or indirectly:

     Section 10.1    FINANCIAL RATIOS.

     (a) MINIMUM TANGIBLE WORTH. Permit the consolidated Tangible Net Worth (plus Subordinated Indebtedness) of the Borrower and its Consolidated Subsidiaries at the end of any fiscal quarter:

           (i) from the Second Amendment Effective Date to and including December 30, 1998, to be less than $110,000,000; and

           (ii)  at any time thereafter, to be less than $120,000,000.

     (b) MINIMUM INTEREST COVERAGE RATIO. Permit the ration of (i) the Borrower's and its Consolidated Subsidiaries' consolidated EBITDA to (ii) the Borrower's and its Consolidated Subsidiaries' consolidated Interest Expense, as of the end of any fiscal quarter of the Borrower, measured for the immediately preceding four fiscal quarters, to be less than 2 to 1.

     Section 10.2 MERGER, CONSOLIDATION AND SALE OF ASSETS. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or substantial portion of its assets to any Person, except that (a) the Borrower may merge or consolidate with another Person (including any Subsidiary) so long as the Borrower is the surviving corporation and after giving effect thereto no Default or Event of Default would exist, provided the Borrower has delivered to the Lender evidence of compliance with the financial covenants set forth in ARTICLE 10 on a pro forma basis after giving effect to such merger or consolidation, and (b) any Subsidiary may merge or consolidate with another Person so long as such Subsidiary is the surviving corporation and after giving effect thereto no Default or Event of Default would exist, provided that, unless such merger or consolidation involves two Subsidiaries of the Borrower, the Borrower has delivered to the Lender evidence of compliance with the financial covenants set forth in
ARTICLE 10 on a pro forma basis after giving effect to such merger or consolidation.

     Section 10.3 INVESTMENTS. Except as permitted under the Senior Notes Indenture, Acquire, after the Agreement Date, any Business Unit or Investment or, after such date, permit any Investment to be outstanding, other than Permitted Investments; PROVIDED, HOWEVER, that Borrower or any of its Subsidiaries may Acquire any Business Unit or Person engaged in the same or substantially similar line of business so long as (a) no Default or Event of Default exists or will result therefrom, and (b) the Borrower has delivered to the Lender evidence of compliance with the financial covenants set forth in ARTICLE 10 on a pro forma basis after giving effect to the Acquisition.


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     Section 10.4    BENEFIT PLANS.  Permit, or take any action which would
result in, the aggregate present value of the Unfunded Vested Accrued Benefits under all Benefit Plans of the Borrower to exceed $0.

     Section 10.5 AMENDMENTS OF OTHER AGREEMENTS. Amend, modify or supplement, or permit or consent to any amendment, modification or supplement of: (a) Sections 4.03, 4.04, 4.12 or 4.18 of the Senior Notes Indenture; or
(b) any other provision of the Senior Notes Documents or Receivables Purchase Documents in any way which would be materially adverse to the Lender. The Borrower agrees that, for the purpose of all references in this Agreement to the Senior Notes Indenture (including the cross-default set forth in SECTION 11.1(e)(ii)), the Borrower shall at all times be considered a Restricted Subsidiary under and as defined in the Senior Notes Indenture.

     Section 10.6 MINIMUM AVAILABILITY. Permit: (a) Availability at any time to be less than $5,000,000; or (b) the sum of Availability, plus borrowing availability under the Receivables Purchase Agreement, plus cash and Cash Equivalents that are subject to no Liens whatsoever, at any time to be less than $10,000,000.

     Section 10.7 CAPITAL EXPENDITURES. Make or incur any Capital Expenditures, except that the Borrower and its Subsidiaries may make or incur Capital Expenditures in any fiscal year in an amount not to exceed, in the aggregate, $20,000,000 annually.

     Section 10.8 RECEIVABLES TRANSFERS. Transfer of any of its accounts receivable to ICPPC, whether by means of a sale, capital contribution or other transfer, unless such receivables are sold by ICPPC to the Receivables Purchaser pursuant to the Receivables Purchase Agreement and ICPPC becomes a party to the Assignment of Receivables Securitization Proceeds and subjects its right to receive the proceeds from such sale to the first priority security interest of the Lender.

     Section 10.9 RESTRICTED DISTRIBUTIONS AND PAYMENTS, ETC. Declare or make any Restricted Distribution or Restricted Payment, except that (a) any Subsidiary of the Borrower may make Restricted Distributions and Restricted Payments to the Borrower, and (b) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom and the Borrower has delivered to the Lender evidence of compliance with the financial covenants set forth in ARTICLE 10 on a pro forma basis after giving effect thereto, the Borrower may make payments on the Subordinated Indebtedness to the extent permitted by the subordination provisions applicable thereto.

     Section 10.10 TRANSACTIONS WITH AFFILIATES. Effect any transaction described under clause (b)(iii) of Section 4.18, LIMITATIONS ON TRANSACTIONS WITH AFFILIATES, of the Senior Notes of Indenture, other than as permitted under SECTION 10.9 above and except for (a) sales of inventories to Subsidiaries of International Comfort Products Corporation, a corporation organized under the Canada Business Corporation Act ("ICP Parent"), at margins less than are available to un-Affiliated third parties but not at less than cost and which in the aggregate shall not have a Materially Adverse Effect and (b) advances to Subsidiaries of ICP Parent in an aggregate amount


not to exceed $2,500,000 annually, unless there is no Default or Event of Default, both before and after giving effect to any such transaction, and the Borrower has delivered to the Lender evidence of compliance with the financial covenants set forth in ARTICLE 10 on a pro forma basis after giving effect thereto.

     Section 10.11 LIENS. Create, assume or permit to suffer to exist or to be created or assumed any Lien on any of the Collateral or any trademark used with respect to goods constituting part of the Collateral, except for Permitted Liens.

     Section 10.12 TRADEMARKS. Transfer or assign any trademark used with respect to goods constituting part of the Collateral unless such transfer or assignment is subject to the Lender's right to use such trademark in connection with the liquidation of such goods and the Borrower has delivered to the Lender documentation with respect thereto in form and substance satisfactory to the Lender.

     3. The effectiveness of this Amendment shall be subject to the closing of the financing contemplated by the Senior Notes Indenture (including the refinancing of the Indebtedness represented by the Senior Secured Notes Indenture pursuant to an intercompany loan from the Issuer to the Borrower which shall be subordinated to the Secured Obligations on terms satisfactory to the Lender) on substantially the terms set forth in the draft Indenture delivered to the Lender prior to the date hereof, and the Lender's receipt of the following documents, each in form and substance satisfactory to the
Lender:

     (a) a certificate from an authorized officer of the Borrower as to the closing of the financing contemplated by the Senior Notes Indenture, including a certification that no Default or Event of Default exists after giving effect to such financing and containing certified copies of the Senior Notes Documents;

     (b) evidence of the consummation of the merger of CHL Holdings, Inc. with and into the Borrower, whereby the Borrower becomes the wholly-owned direct subsidiary of the Issuer;

     (c) a duly executed subordination agreement with respect to the Indebtedness owing by the Borrower to the Issuer;

     (d) a Secretary's Certificate from the Secretary of the Issuer containing a certified copy of the Issuer's articles of incorporation, a certificate of good standing from the Issuer's state of incorporation, a copy of the resolutions of the Issuer's board of directors with respect to the subordination agreement described above, and certificates of incumbency and specimen signatures of each of the officers of the Issuer executing such subordination agreement; and

     (e)    such other documents as the Lender may reasonably request.

     4. The Borrower hereby restates, ratifies, and reaffirms each and every term, condition, representation and warranty heretofore made by it under or in connection with the execution and delivery of the Loan Agreement as amended hereby and the other Loan Documents as fully as though such


representations and warranties had been made on the date hereof and with specific reference to this Amendment and the Loan Documents, except to the extent any such representation or warranty relates only to a prior date.

     5. As amended hereby, the Loan Agreement shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lender.

     6. The Borrower agrees to pay on demand all costs and expenses of the Lender in connection with the preparation, execution, delivery and enforcement of this Amendment and all other Loan Documents and any other transactions contemplated hereby, including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel to the Lender.

     7. To induce the Lender to enter into this Amendment, the Borrower hereby (i) represents and warrants that, as of the date hereof, and after giving effect to the terms hereof, there exists no Default or Event of Default; and (ii) acknowledges and agrees that to the Borrower's knowledge no right of offset, defense, counterclaim, claim, causes of action or objection in favor of the Borrower against the Lender exists arising out of or with respect to any of the Secured Obligations, the Loan Agreement, or any of the other Loan Documents, or with respect to the administration or funding of the Loans.

     8. The Borrower agrees to take such further action as the Lender shall reasonably request in connection herewith to evidence the amendments herein contained to the Loan Agreement.

     9. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     10. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

     11. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia, other than its laws respecting choice of law.


     IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment to be duly executed under seal, all as of the date first above written.


                                     INTERNATIONAL COMFORT PRODUCTS
                                     CORPORATION (USA)


                                     By:
                                        -------------------------------------
                                     Name:
                                          -----------------------------------

                                     Title:
                                           ----------------------------------

                                     NATIONSBANK, N.A.


                                     By:
                                        -------------------------------------

                                     Title:
                                           ----------------------------------



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